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                                                                   EXHIBIT 10.9


                   SECURED REVOLVING LINE OF CREDIT AGREEMENT
                   ------------------------------------------

         THIS SECURED REVOLVING LINE OF CREDIT AGREEMENT ("Agreement") is made and entered into effective as of August 8, 2002, by and between TANGIBLE ASSET GALLERIES, INC., a Nevada corporation ("TAG"), and JOHN WESLEY ENGLISH, an individual ("English"), with respect to the following facts and circumstances:

                  A. English and TAG are parties to the following agreements (collectively, the "Current Agreements"):

                           1. Temporary Working Capital Loan $1,500,000 dated
                  July 9, 2002 (the "$1.5 Agreement"), whereby English has loaned to TAG the sum of $1,500,000 (the $1.5 Loan");

                           2. Guaranty dated July 9, 2002, relating to the $1.5
                  Loan;

                           3. Secured Loan, and Security Agreement dated July 9,
                  2002, relating to the $1.5 Loan;

                           4. Temporary Working Capital Loan $1,000,000 dated
                  July 26, 2002 (the "$1.0 Agreement") , whereby English has loaned to TAG the sum of $1,000,000 (the $1.0 Loan");

                           5. Guaranty dated July 26, 2002, relating to the $1.0
                  Loan; and

                           6. Secured Loan and Security Agreement dated July 26,
                  2002, relating to the $1.0 Loan;

                  B. The $1.5 Agreement and $1.0 Agreement require TAG to provide all relevant and appropriate documentation to substantiate the $1.5 Loan and the $1.0 Loan (together, the "Loans");

                  C. The purpose of this Agreement is to clarify and amend the Current Agreements, and to appropriately document and substantiate the terms and provisions of the Loans.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

         1. LINE OF CREDIT LOANS.

                  1.1 TAG acknowledges that English has, pursuant to the Current Agreements, advanced to TAG the total amount of the Loans in the sum of $2,500,000, of which $1,500,000 was advanced on July 9, 2002, and $1,000,000 was advanced on July 26, 2002. As of the date of this Agreement, none of the Loans has been repaid, in part or in whole.

                  1.2 TAG agrees to pay interest on the outstanding principal balance of the Loans from the dates advanced at the rate equal to the "prime rate" (as defined below) plus seven percent (7%) per annum. The "prime rate" means the prime rate as published in the "Money Rates" table in the Wall Street Journal, as it may change from time to time. If the prime rate changes, the interest shall be deemed adjusted as of the date of publication of the new rate.

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There shall be no limit on the amount of change to the prime rate applicable to the interest rate on the Loans. If more than one prime rate is published, the highest rate shall apply. TAG and English acknowledge that the prime rate was 4.75% as of the first advance on the Loans and has remained at that rate through the date of this Agreement.

                  1.3 The entire unpaid principal balance of the Loans plus accrued but unpaid interest thereon (together, the "Outstanding Debt") shall be due and payable on or before September 9, 2002. The Outstanding Debt may be prepaid at any time, and from time to time, in whole or in part, without premium or penalty. All payments on the Loans shall first be credited to interest then accrued but unpaid, and the remainder shall be credited to principal. Payment on the Loans may be made, at the sole and exclusive option of English, (i) by wire transfer in lawful money of the United States of America, (ii) from TAG's rare coin inventory, (iii) from TAG's art inventory, or (iv) in the common stock of TAG. The cash value of any coins, art and common stock shall be determined by mutual agreement, and if the parties cannot so agree, then payment shall be made by wire transfer in cash.

                  1.4 All payments made on. the Outstanding Debt, whether on account of the principal sum or interest, shall be made without setoff or counterclaim and free and clear of and without deduction for or on account of all present and future taxes, duties, fees, deductions, withholdings, restrictions, or conditions of whatsoever nature, if any, now or hereafter imposed, levied, calculated, withheld or assessed by any country or any political subdivision or taxing authority thereof or therein. Payments shall not be processed on non-business days. If payment is made on any of these days, interest shall continue to accrue on the Outstanding Debt until the next business day.

                  1.5 No provisions of this Agreement or any instrument securing payment hereof or otherwise relating to the Loans shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law. If an excess of interest in such respect is herein or in any such other instrument provided for, or shall be adjudicated to be so provided for herein or in any such instrument, and if from any circumstances English ever receives as interest an amount which would exceed the highest lawful rate allowable under applicable law, such excess shall be applied to the reduction of the unpaid principal balance of the Loans and not to the payment of interest.

         2. MAINTENANCE OF PERCENTAGES.

                  2.1 During the entire term of the Loans, the total Outstanding Debt shall not exceed any of the following percentages (the "Percentages"):

                           (a) 65% of the value of TAG's rare coin inventory;

                           (b) 40% of the value of TAG's art, antique and other
collectible inventory less $937,500; or

                           (c) 85% of the value of TAG's accounts receivable.

                  2.2 If the Outstanding Debt at any time exceeds any of the Percentages, TAG shall immediately pay such amount on the Outstanding Debt as shall reduce the actual percentages of the stated assets to the Percentages.

                  2.3 For purposes of this Paragraph 2, the values of TAG's rare coin, art, antique and other collectible inventory shall be (for each item) the lesser of cost or market value (in accordance with TAG's best estimates of such value), consistently applied for all purposes of TAG's business. The value of TAG's accounts receivable shall be deemed to be 90% of the face amount thereof to take account of uncollectible accounts. All such values shall be


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substantiated on a weekly basis beginning August 9, 2002, by statements delivered in writing to English, certified by TAG's chief executive officer as true, complete and correct.

         3. NEW ADVANCES. During the term of the Loans, if the Outstanding Debt has been reduced to an amount below $2,450,000 (the "Credit Limit"), TAG may request additional advances (each of which, a "New Advance"), each in an amount of not less than $10,000, in accordance with the following procedure:

                  3.1 TAG shall make written request for a New Advance at least three (3) business days prior to the date TAG desires English to make the New Advance. The New Advance shall be in an amount which, when added to the then amount of the Outstanding Debt, does not exceed the Credit Limit. English shall not be required to fund a New Advance that would cause the Outstanding Debt to exceed the Credit Limit. Even if English makes the New Advance, the Credit Limit shall not be deemed raised for any other New Advance, and English may require TAG to repay the amount over the Credit Limit immediately.

                  3.2 If TAG has delivered the request as so required, English shall deliver the New Advance to TAG by wire transfer on the later of (i) three
(3) business days after receipt of the request, or (ii) the date requested by TAG for such delivery. The New Advance shall accrue interest from the date of wire transfer, and shall become part of the Outstanding Debt, and a component of the Loans, for all purposes of this Agreement.

         4. USE OF LOANS. The Loans (including any New Advances) shall not be drawn upon or used for any purpose or in any manner other than for TAG's working capital requirements, in accordance with all governing instruments of TAG and all applicable law.

         5. DEFAULT. At the sole option of English, the entire Outstanding Debt shall become immediately due and payable, without notice or demand, upon the occurrence at any time of any of the following events of default:

                  5.1 Failure to pay any payment due on the Outstanding Debt at the time such payment is due;

                  5.2 Failure in the performance or observance of the terms and conditions of any mortgage, deed of trust, security agreement or other instrument securing or pertaining to the Loans, including without limitation the Secured Loan and Security Agreements (together, the "Security Agreements") (as amended by this Agreement) and the Guaranties described in the recitals to this Agreement, and the Continuing Guaranty described below, after giving effect to any applicable curative period provided therein;

                  5.3 If TAG shall fail to pay any tax or other bill, which if left unpaid could lead to the filing of a lien against any property which is subject of any instrument evidencing or given as security for or under the Loans, such as, without limitation, an assessment or bond, when due;

                  5.4 If TAG is enjoined, restrained, or in any way prevented by court order from conducting all or a substantial part of its business affairs;

                  5.5 The appointment of a receiver, trustor or liquidator of TAG;


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                  5.6 The filing by TAG of a voluntary petition of bankruptcy seeking reorganization or rearrangement; the taking advantage by TAG of any insolvency clause; the filing of a petition against TAG in any bankruptcy, reorganization, insolvency or similar proceeding; or an admission in writing by TAG of any inability to pay its debts as they become due;

                  5.7 The making by TAG of a general assignment for the benefit of creditors;

                  5.8 The entry of an order, judgment or decree by any court of competent jurisdiction adjudicating TAG as bankrupt or insolvent;

                  5.9 The entry of a judgment or issuance of a warrant of attachment or injunction after the date of this Agreement against TAG or against any property of TAG or commencement of any proceedings supplementary to execution relating to any judgment against TAG; or

                  5.10 The dissolution, whether voluntary or involuntary, of TAG.

Each such option shall continue until all such defaults have been cured. Failure to exercise such option, or any other right English may have in such event, or be entitled to, shall not constitute a waiver of the right to exercise such option or any other right in the event of any subsequent default. In the event of such default, TAG agrees to pay all costs of collection, including reasonable attorneys' fees, and to pay all costs including reasonable attorneys' fees in case it becomes necessary to protect the security given in connection with the Loans, whether suit be brought or not, and on appeal. All rights of English shall be cumulative with those rights contained in the Security Agreements (as amended by this Agreement), the Guaranties, the Continuing Guaranty, and all other rights and remedies available to English, at law and in equity.

         6. SECURITY AGREEMENTS. Each of the Security Agreements is hereby amended as follows:

                  6.1 The "Tangible Secured Revolving Credit Agreement" shall refer to this

                  6.2 The "Collateral" shall mean the following items (capitalized terms shall have the meanings ascribed to them in the California Commercial Code, as amended now and hereafter):

                           (a) All of TAG's coin Inventory;

                           (b) All of TAG's art, antique and other collectible
Inventory in excess of inventory valued at $937,500 (representing the interest of TAG's preferred stockholders);

                           (c) All of TAG's accounts receivable;

                           (d) All of TAG's Equipment and fixtures, now or at
any time hereafter owned or acquired by TAG, together with all improvements, replacements, accessions and additions thereto, wherever located;

                           (e) All of TAG's Accounts, Deposit Accounts,
contracts and contract rights, Chattel Paper, Instruments, Letter of Credit Rights, documents, chases in action, General Intangibles, Investment Property, and other rights to payment now owned or hereafter acquired by TAG, whether due or to become due and whether arising from any source whatsoever;

                           (f) All of TAG's goodwill, customer lists, trade
secrets, proprietary information, confidential information, copyrights, patents, and similar intellectual property rights;


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                           (g) All of TAG's money, cash, or cash equivalents;
and

                           (h) To the extent not otherwise included, all
proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing; and

                           (i) All rights to insurance, all rights under
guaranties and all rights against sureties, and all proceeds thereof, covering any of the above-described property.

                  6.3 All references in the Security Agreements to the "Secured Promissory Note" shall be deemed to refer to this Agreement. English shall have first priority in its security interest in all Collateral other than the interest of TAG's preferred stockholders and the security interest held by First Bank & Trust to the extent of $315,000.

         7. PERSONAL GUARANTY. Concurrently with execution of this Agreement, TAG shall cause Silvano DiGenova, chief executive officer of TAG, to execute and deliver a Continuing Guaranty to English in a form required by English. If such Continuing Guaranty is not so executed and delivered, the Outstanding Debt shall be immediately due and payable in full without further notice to TAG.

         8. WAIVERS BY TAG. TAG hereby (i) waives presentment for payment, protest and demand, notice of protest of demand and of dishonor and nonpayment of the Loans, (ii) waives all rights and benefits conferred by the statute of limitations in any action under this Agreement, or any security for the Loans, to the extent permitted by law, and (iii) consents that English may, at his sole and exclusive option, extend the time of payment or otherwise modify the terms of payment of any part or the whole of the Loans or release any security for the Loans at any time at the request of anyone now or hereafter liable, and such consent shall not alter or diminish the liability of any person or the enforceability of this Agreement. TAG binds itself as a principal and not as a surety. In any action or proceeding to recover any portion of the Outstanding Debt, no defense of adequacy of security or that resort must be had to security or to any other person shall be asserted.

         9. REPRESENTATIONS AND WARRANTIES. TAG hereby represents, warrants and covenants to English that the following statements are true and correct:

                  9.1 TAG is a corporation duly organized and validly existing under the laws of the State of Nevada, is in good standing thereunder, is qualified to do business in the State of California and all other jurisdictions in which it does business, and has full right, power and authority to enter into this Agreement and all documents contemplated hereby or delivered or to be delivered in connection herewith, and to perform its obligations hereunder;

                  9.2 The transactions contemplated by this Agreement have been authorized by all necessary action on the part of TAG, and the persons who have executed and delivered this Agreement and all other instruments required under this Agreement on behalf of TAG have been duly authorized to execute the same on behalf of TAG;

                  9.3 This Agreement is, and all instruments and documents herein provided to be executed by TAG, shall be duly executed by and are, or shall be, binding upon the same and enforceable in accordance with its or their terms, except for those limitations imposed by applicable law, if any, affecting the rights of debtors and creditors generally, of specific performance or by reason of bankruptcy and other laws;


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                  9.4 The execution and delivery of this Agreement and the
consummation of the transactions contemplated hereby will not conflict with any agreement to which TAG is bound or result in any breach or default under any agreement or instrument to which TAG is bound, or constitute a violation of any law, rule, regulation or any court order or decree applicable to TAG; and

                  9.5 TAG is not aware of any fact, occurrence or circumstance which has not been disclosed in writing to English which has, or reasonably could be expected to have, a material adverse effect on TAG's ability to repay the Loans or perform its obligations under this Agreement, the Security Agreements or the Guaranties.

         10. NOTICES. Any and all notices, demands or other communications required or permitted to be given to a party hereunder (any off which, for purposes of this provision, a "Notice") shall be validly given if served in writing either personally, by facsimile, by deposit in the United States mail, first class postage prepaid, or by a recognized courier service to any address in the United States. Notices given (i) personally or by courier service shall be conclusively deemed received at the time of delivery and receipt (or upon the date of attempted delivery where receipt is refused); (ii) by facsimile shall be conclusively deemed received one (1) business day after the delivering party's receipt of written confirmation of facsimile transmission; and (iii) by mail shall be conclusively deemed given three (3) business days after the deposit thereof with the U. S. Postal Service. Notices shall be addressed to each party at the address set forth below the party's signature. Any party may change its Notice address or may designate additional parties to receive Notices by written notice given in the manner provided herein.

         11. APPLICABLE LAW, JURISDICTION AND VENUE. Each party represents and warrants to each other party that (i) this document has been (and is irrevocably deemed to have been) negotiated and entered into in the State of California;
(ii) performance hereunder is (and shall be irrevocably deemed to be) made within the State of California; (iii) the provisions of this paragraph constitute a material factor for entering into the transactions contemplated hereby; and (iv) such party waives and is estopped from challenging in any way the provisions of this paragraph or its enforceability. Accordingly, the parties agree that all of the provisions hereof shall, in all respects, be governed by the laws of the State of California applicable to agreements executed and to be wholly performed within the State of California, that the State of California has personal jurisdiction over each of the parties and any disputes or litigation hereunder, and that the sole, proper and exclusive venue for any dispute or litigation hereunder shall be within the County of Contra Costa, State of California.

         12. SEVERABILITY. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision contained herein (or any portion thereof) and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail but the provision (or portion) which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and all other provisions hereof shall remain in full force and effect.

         13. FURTHER ASSURANCES. Each party shall use its best efforts to cause any conditions to its obligations hereunder to be satisfied at or prior to the time by which such conditions must be satisfied hereunder. Each of the parties agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate the provisions hereof and the transactions contemplated hereby or reasonably requested by the other party to perfect or evidence such party's rights hereunder. Both parties shall use their best efforts to complete the transactions contemplated hereby as promptly as practicable. Each party shall promptly notify the other party of any information delivered to or obtained by such party which would prevent the consummation of the transactions contemplated hereby or would indicate a breach of any representations or warranties of any of the parties hereto.


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         14. MODIFICATIONS OR AMENDMENTS. No amendment, change or modification hereto shall be valid unless in writing, stating that it is an amendment, change or modification hereto, and signed by all of the parties hereto.

         15. SUCCESSORS AND ASSIGNS. TAG shall not assign, transfer or delegate any of its rights or obligations under this Agreement to any third party without the prior written consent of English, which consent may be withheld in English's sole and absolute discretion. Except as assignment may be otherwise expressly prohibited or restricted herein, all of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties and their respective heirs, personal representatives, successors and assigns. Without limiting the generality of the foregoing, all Outstanding Debt shall be deemed payable "to the order of' English. English may assign all of rights and obligations hereunder to any third person.

         16. TERMINOLOGY. Whenever the context requires herein, the masculine, feminine and neuter genders, and the singular and plural numbers, respectively, shall each include the others. As used in this Agreement, (i) "and/or" means one or the other or both, or any one or all, or any combination of the things or persons in connection with which the words are used; (ii) "person" includes individuals, partnerships, corporations, limited liability companies, business trusts and other entities of any kind or nature; (iii.) "shall" or "will" denotes a mandatory action, and "may" denotes an optional action; and (iv) "herein", "hereof' and "hereunder" and similar terms refer to this Agreement in its entirety and are not limited to any specific provisions. The term "day" as used herein means a calendar day, and the term "business day" means any day other than a Saturday, Sunday or general bank holiday within the State of California. If under this Agreement the date upon which an event is scheduled to occur or the last date on which a party's performance of any obligation is required falls on a non-business day, then such date shall be deemed to be the immediately following business day.

         17. ATTORNEYS' FEES. In the event any action be instituted by a party to enforce any of the terms and provisions contained herein, the prevailing party in such action shall be entitled to such reasonable attorneys' fees, expert witness fees, litigation costs and related expenses as may be fixed by the trier of fact, and on appeal.

         18. EXHIBITS, SCHEDULES AND OTHER DOCUMENTS. All exhibits attached hereto and referred to herein are hereby incorporated herein as though set forth at length.

         19. SEPARATE COUNTERPARTS. This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Any executed original counterpart copy hereof, together with the original signature pages of any other executed counterpart copies hereof, shall constitute and be one and the same instrument. Any counterpart copy of this Agreement delivered by facsimile shall be deemed effectively and validly executed and delivered by the signatory.

         20. ENTIRE AGREEMENT. This Agreement, together with the Security Agreements as amended hereby, the Guaranties and the Continuing Guaranty, constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof; the $1.5 Agreement and the $1.0 Agreement are superseded by this Agreement; and any and all other prior agreements, understandings or representations are hereby terminated and cancelled in their entirety and are of no further force or effect.

         21. CAPTIONS; CONSTRUCTION. The captions appearing at the commencement of the paragraphs hereof are descriptive only and for convenience in reference. Should there be any conflict between any such caption and the paragraph at the head of which it appears, the paragraph and not such caption shall control and govern in the construction of this document. This document has been negotiated


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at arm's length and between persons (or their representatives) sophisticated and knowledgeable in the matters dealt with herein. Accordingly, any rule of law (including California Civil Code Section 1654 and any successor statute thereto) or legal decision that would require interpretation of any ambiguities contained herein against the party that has drafted it is not applicable and is waived.
The provisions of this document shall be interpreted in a reasonable manner to effect the purpose of the parties and this document.

         22. NO PARTNERSHIP. Nothing herein contained shall be construed to create a joint venture, partnership or any relationship other than as specifically set forth herein.

         23. WAIVER. Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies of the representations and warranties contained herein or in any document delivered pursuant hereto, and/or (iii) waive compliance with any of the agreements and conditions contained herein; provided, that (a) no waiver of any provision hereof shall be effective unless in writing and signed by the waiving party; (b) any waiver of any provision hereof, and any delay or failure by either party to enforce any provision, covenant or condition hereof, shall not preclude the party making said waiver from enforcing a subsequent breach of said waived provision, covenant or condition; and (c) no such waiver shall be a waiver of any other provision, covenant or condition hereof or of the enjoyment or exercise of any other right herein. Unless specifically agreed in writing to the contrary, the acceptance by the waiving party of performance by a defaulting party of any obligation herein of the defaulting party shall not be deemed to be a waiver of any preceding or subsequent default by the defaulting party of any provision, covenant or condition hereof, other than the default so accepted, regardless of the waiving party's knowledge of such preceding or subsequent default at the time of said acceptance of performance.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TAG:                                  ENGLISH:
TANGIBLE ASSET GALLERIES, INC.
a Nevada corporation


By: /S/ SILVANO DIGENOVA
    ----------------------------      ------------------------------------------
Silvano DiGenova                      JOHN WESLEY ENGLISH
Chairman of the Board and CEO

Address:                              Address:
3444 Via Lido                         61 Eagle Ridge Place
Newport Beach, CA 92663               Danville, CA 94506
Fax: (949) 566-9143                   Fax: (925) 648-1229

                                      With Copies To:

                                      Bowles & Verna LLP
                                      2121 North California Boulevard, Suite 875
                                      Walnut Creek, CA 94596
                                      Attn: Michael P. Verna
                                      Fax: (925) 935-0371


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